Exhibit 99.(h)(2)

Fee Waiver Agreement

 EULAV Asset Management (the “Adviser”) and EULAV Securities LLC (the “Distributor”) each agree to extend the following fee waivers:

Value Line Aggressive Income Trust: The Adviser waives .20% of the advisory fee and the Distributor waives .10% of the Rule 12b-1 fee for the period June 1, 2012– June 30, 2013.

Value Line Tax Exempt Fund, Inc.:  The Distributor waives .25% of the Rule 12b-1 fee for the period July 1, 2012 – June 30, 2013;

Value Line Larger Companies Fund, Inc.: The Distributor waives .25% of the Rule 12b-1 fee for the period May 1, 2012-June 30, 2013.

Value Line Fund, Inc.:   The Distributor waives .25% of the Rule 12b-1 fee for the period May 1, 2012-June 30, 2013.

Value Line Strategic Asset Management Trust: The Distributor waives .15% of the Rule 12b-1 fee for the period May 1, 2012-June 30, 2013.

Value Line Centurion Fund, Inc.: The Distributor waives .15% of the Rule 12-1 fee for the period May 1, 2012-June 30, 2013.

Value Line U.S. Government Securities Fund, Inc.:  The Distributor waives .25% of the Rule 12b-1 fee for the period January 1, 2013 – December 31, 2014.

Value Line Income and Growth Fund, Inc:   The Distributor waives .05% of the Rule 12b-1 fee for the period March 1, 2012 – June 30, 2013;

Value Line Asset Allocation Fund, Inc.:  The Distributor waives .10% of the Rule 12b-1 fee for the period August 1, 2012 – July 31, 2013;

 Dated this  21st   day of  June, 2012
On behalf of the Distributor and the Adviser,

/s/ Mitchell Appel
Mitchell Appel,  President
EULAV Asset Management
EULAV Securities LLC.
Received:

/s/ Emily Washington
Emily Washington, Treasurer
Value Line Mutual Funds